Exhibit 24
POWER OF ATTORNEY
     KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and EUGENE S. CAVALLUCCI, each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Harris Corporation, a Delaware corporation, with respect to the fiscal year ended July 3, 2009, and to sign any and all amendments to such Annual Report on Form 10-K and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.
Date: August 28, 2009.

/s/ Howard L. Lance	/s/ Stephen P. Kaufman

Howard L. Lance	Stephen P. Kaufman
Chairman of the Board, President and Chief Executive Officer	Director

/s/ Gary L. McArthur	/s/ Leslie F. Kenne

Gary L. McArthur	Leslie F. Kenne
Senior Vice President and Chief Financial Officer	Director

/s/ Lewis A. Schwartz	/s/ David B. Rickard

Lewis A. Schwartz	David B. Rickard
Vice President, Principal Accounting Officer	Director

/s/ Thomas A. Dattilo	/s/ James C. Stoffel

Thomas A. Dattilo	James C. Stoffel
Director	Director

/s/ Terry D. Growcock	/s/ Gregory T. Swienton

Terry D. Growcock	Gregory T. Swienton
Director	Director

/s/ Lewis Hay III	/s/ Hansel E. Tookes II

Lewis Hay III	Hansel E. Tookes II
Director	Director

/s/ Karen Katen Karen Katen
Director